Exhibit 1.1
Execution Copy
American Midstream Partners, LP
3,750,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement
New York, New York
July 26, 2011
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          American Midstream Partners, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,750,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 562,500 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.
          It is understood and agreed to by all parties that as of the date hereof:
     (a) AIM Midstream Holdings, LLC, a Delaware limited liability company (“AIM Midstream Holdings”), is the sole member of American Midstream GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”);
     (b) The Partnership is the sole member of American Midstream, LLC, a Delaware limited liability company (the “Operating Company”);
     (c) The Operating Company owns, directly or indirectly, each of the entities listed on Schedule III-A hereto (collectively, the “Delaware LLC Subsidiaries”), each of the entities listed on Schedule III-B hereto (collectively, the “Alabama LLC Subsidiaries,” and together with the Delaware LLC Subsidiaries, the “LLC Subsidiaries”), and the entity listed on Schedule III-C hereto (the “LP Subsidiary,” and together with the LLC Subsidiaries, the “Subsidiaries”).

          It is further understood and agreed to by all parties that on the Closing Date (as defined in Section 3 hereof), immediately prior to the closing of the offering of the Firm Units:
     (a) each general partner unit held by the General Partner will automatically split into 0.485 general partner units, with the result that the General Partner will be the record holder of an aggregate of 108,718 general partner units, representing a 2.0% general partner interest in the Partnership;
     (b) each Common Unit held by the participants (the “LTIP Participants”) in the General Partner’s Long-Term Incentive Plan (the “LTIP”) will automatically split into 0.485 Common Units, with the result that the LTIP Participants will be the record holders of an aggregate of 50,946 Common Units, representing an aggregate 0.9% limited partner interest in the Partnership;
     (c) each outstanding phantom unit held by an LTIP Participant will automatically split into 0.485 phantom units, with the result that the LTIP Participants will be the record holders of an aggregate of 209,824 phantom units;
     (d) each Common Unit held by AIM Midstream Holdings will automatically split into 0.485 Common Units, with the result that AIM Midstream Holdings will be the record holder of an aggregate of 5,327,205 Common Units, representing an aggregate 97.1% limited partner interest in the Partnership; and
     (e) each Common Unit held by AIM Midstream Holdings will automatically convert into (i) 801,139 Common Units and (ii) 4,526,066 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), representing an aggregate 97.1% limited partner interest in the Partnership.
          The transactions contemplated in clauses (a) through (e) above are referred to herein as the “Pre-Closing Transactions.”
     Upon the closing of the offering of the Firm Units:
     (a) AIM Midstream Holdings will contribute 76,019 Common Units to the General Partner as a capital contribution;
     (b) the General Partner will contribute the 76,019 Common Units contributed to it by AIM Midstream Holdings to the Partnership in exchange for 76,019 general partner units in order to maintain its 2.0% general partner interest in the Partnership;
     (c) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended and restated on or prior to the Closing Date, the “Partnership Agreement”), will take effect;
     (d) the Operating Company will enter into the Credit Agreement, dated August 1, 2011 (the “New Credit Agreement”), by and among the Operating Company, as borrower, and the lenders named therein; and

     (e) the Partnership will use the net proceeds from the offering of the Firm Units and concurrent borrowings under the New Credit Agreement as described under the heading “Use of Proceeds” in the most recent Preliminary Prospectus (as defined below).
          The transactions contemplated in clauses (a) through (e) above are referred to herein as the “Concurrent Transactions” and, together with the Pre-Closing Transactions, are referred to herein as the “Transactions.”
          The “Organizational Documents” shall mean (i) the certificates of formation of each of the Partnership Entities other than the Partnership and American Midstream Offshore (Seacrest), LP, a Texas limited partnership and wholly owned subsidiary of the Operating Company (“Seacrest”), (ii) the certificate of limited partnership of the Partnership and Seacrest, (iii) the Amended and Restated Limited Liability Company Agreement of the General Partner, dated November 4, 2009 (as the same may be amended and restated) (the “General Partner Agreement”), (iv) the Partnership Agreement, (v) the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated November 4, 2009 (as the same may be amended and restated) (the “Operating Company Operating Agreement”), and (vi) the limited liability company and limited partnership agreements, as the case may be, of the Subsidiaries.
          The Partnership, the General Partner, the Operating Company and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership, the General Partner and the Operating Company are sometimes referred to herein collectively as the “Partnership Parties.”
          1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Partnership has prepared and filed with the Commission a registration statement (file number 333-173191) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated.

     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement, including information deemed a part thereof pursuant to Rule 430A, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (c) As of the Execution Time and each settlement date, (i) the Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (A) there has been no (i) material adverse change in the condition, financial or otherwise, prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) change that could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (together with (i) above, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken as a whole, and (C) except for regular distributions on its Common Units in amounts per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
     (g) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized (except with respect to the Alabama LLC Subsidiaries which (i) shall be in good standing at the Closing Date and (ii) failure to be in good standing as of the date hereof would not have a Material Adverse Effect) with full limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and in the case of the General Partner, act as the General Partner of the Partnership, in each case as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification.
     (h) AIM Midstream Holdings is the sole member of the General Partner and owns 100% of the membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and AIM Midstream Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.
     (i) At the Closing Date and each settlement date, and after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership and will own a 2.0% general partner interest in the Partnership (the “GP Interest”), and all of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”); the GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement; the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner will own such GP Interest and Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus).
     (j) Assuming no purchase by the Underwriters of any Option Units, at the Closing Date, after giving effect to the Transactions, AIM Midstream Holdings will own 725,120 Common Units and 4,526,066 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and AIM Midstream Holdings will own the Sponsor Units free and clear of all Liens.
     (k) At the Closing Date and each settlement date, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (l) At the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 4,526,066 Common Units, 4,526,066 Subordinated Units, the GP Interest, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the LTIP; and other than the Sponsor Units, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the LTIP, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding at the Closing Date and each settlement date.
     (m) The Partnership is the sole member of the Operating Company and owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and are fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for those Liens securing obligations under the Partnership’s $85 million secured credit facility, dated November 4, 2009, by and among the Operating Company and the lenders party thereto (the “Existing Credit Agreement”).
     (n) The Operating Company owns, directly or indirectly, 100% of the membership interests or limited partner interests, as applicable, in each of the Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each Subsidiary and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and Section 153.210 of the Texas Business Organizations Code); and the Operating Company owns, directly or indirectly, such equity interests free and clear of all Liens, except for those Liens securing obligations under the Existing Credit Agreement.
     (o) Other than the GP Interest and the Incentive Distribution Rights, the General Partner does not own, and at the Closing Date and each settlement date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% membership interest in the Operating Company, (ii) the Operating Company’s ownership of its 100% membership interest in each of the LLC Subsidiaries, and (iii) the Operating Company’s 0.001% general partner interest in the LP Subsidiary, and Mid Louisiana Gas Transmission, LLC’s, a Delaware limited liability company and wholly owned subsidiary of the Operating Company (“MLGT”), ownership of 100% of the limited partner interests of the LP Subsidiary, none of the Partnership, the Operating Company or MLGT owns, and at the Closing Date and each settlement date, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (p) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Date and each settlement date, all limited partner and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement shall have been validly taken.
     (q) At or before the Closing Date:
     (1) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the partners in the Partnership, enforceable against the partners in the Partnership in accordance with its terms;

     (2) the General Partner Agreement will have been duly authorized, executed and delivered by AIM Midstream Holdings and will be a valid and legally binding agreement of AIM Midstream Holdings, enforceable against AIM Midstream Holdings in accordance with its terms;
     (3) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (4) the limited liability company agreements of the LLC Subsidiaries have been duly authorized, executed and delivered by the Operating Company and are valid and legally binding agreements of the Operating Company, enforceable against the Operating Company in accordance with their respective terms;
     (5) the agreement of limited partnership of LP Subsidiary has been duly authorized, executed and delivered by the Operating Company and MLGT, and is a valid and legally binding agreement of the Operating Company and MLGT, enforceable against the Operating Company and MLGT in accordance with their respective terms; and
     (6) the New Credit Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms.
provided, that with respect to each such agreement described in this Section 1(q), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (r) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
     (s) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.
     (t) This Agreement has been duly authorized, executed and delivered by the Partnership Parties.
     (u) Each of the Partnership Entities is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (v) No consent, permit, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” (iii) the execution and delivery of this Agreement by the Partnership Parties or (iv) consummation of the transactions (including the Transactions) contemplated hereby, except for (x) registration of the Units under the Act, which has been effected (or, with respect to any Rule 462(b) Registration Statement, will be effected in accordance herewith), any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (y) such consents that have been, or prior to the Closing Date will be, obtained and (z) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions (including the Transactions) contemplated under this Agreement.
     (w) Neither the issuance and sale of the Units nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except in the case of clause (ii), Liens securing obligations under the Existing Credit Agreement and except in the case of clause (iii), where such breach or violation would not have a Material Adverse Effect.
     (x) The historical consolidated financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Disclosure Package, the

Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of such entity as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The historical combined financial statements and schedules of American Midstream Partners Predecessor, the accounting predecessor to the Partnership (the “Predecessor”), included in the Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Financial and Operating Data” in the Disclosure Package, the Prospectus and the Registration Statement fairly present, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein.
     (y) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the General Partner or the Partnership, threatened that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (z) None of the Partnership Entities is in violation or default of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of such Partnership Entities’ properties, as applicable, except in the cases of clauses (ii) and (iii) where such violation or default would not have a Material Adverse Effect.
     (aa) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries and the combined financial statements for the Predecessor included in the Disclosure Package and delivered its reports with respect to the audited financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.
     (bb) The Partnership Entities have filed all tax returns that are required to be filed or has requested extensions thereof except (i) in any case in which the failure so to file would not have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (cc) No labor problem or dispute with the employees of any of the Partnership Entities exists or is threatened or imminent, and the General Partner and the Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (dd) The Partnership Entities carry or are entitled to the benefits of, insurance relating to the business of the Partnership Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for. The Partnership Parties have received no notice from such insurers that the Partnership Entities will not be able to (i) renew their existing insurance coverage relating to the business of the Partnership Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Partnership Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not have a Material Adverse Effect.
     (ee) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (ff) The Partnership Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (gg) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and the Partnership Entities are not aware of any material weakness in their internal controls over financial reporting.
     (hh) The Partnership Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (ii) Neither the General Partner nor the Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (jj) The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (kk) In the ordinary course of its business, the General Partner periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the General Partner has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (ll) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
     (mm) At the Effective Date, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (nn) None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the

knowledge of the General Partner and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (oo) The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.
     (pp) None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the General Partner and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (qq) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.
     (rr) Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Parties have obtained the written consent to the use of such data from such sources.
     (ss) The Subsidiaries listed on Schedule V hereto are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.
     (tt) The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership Entities’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted and there is no pending or, to the knowledge of each Partnership Party, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, and each of the Partnership Parties is unaware of any facts which would form a reasonable basis for any such claim.
     (uu) At the Closing Date, each Subsidiary will have indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Disclosure Package and the Prospectus, if any, as being owned by each of them, which real and personal property shall be free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, (ii) that arise under or are expressly permitted by the Existing Credit Agreement or the New Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus, if any. All the real and personal property described in the Disclosure Package and the Prospectus, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Disclosure Package and the Prospectus, if any.
     (vv) At the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, if any, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ww) Except as identified in the Disclosure Package, the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement, the unitholder agreements with LTIP Participants or the Bamagas Agreements, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Partnership Entities, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Except for such rights that have been waived or complied with, none of (i) the filing of the Registration Statement, (ii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or (iii) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.
     (xx) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
          Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $19.6875 per common unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 562,500 Option Units at the same purchase price per common unit as the Underwriters shall pay for the Firm Units, less an amount per common unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional units.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on August 1, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.
          5. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.
     (d) As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
     (g) The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days (the “Lock-up Period”) after the date of the Underwriting Agreement, provided, however, that the Partnership may, without the prior written consent of the Representatives, (A) effect the registration of the offer and sale of the Units as contemplated by this Agreement; (B) issue and sell Common Units pursuant to the Partnership’s long-term incentive plan described in the Registration Statement, the Disclosure Package and the Prospectus and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (C) issue Common Units and other securities pursuant to the Transactions as described in the Registration Statement, the Disclosure Package and the Prospectus; (D) issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the Lock-Up Period; (E) file (or participate in the filing of) a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to such an acquisition by the Partnership or its subsidiaries, provided that, notwithstanding anything in this Agreement to the contrary, the prior approval of the Representatives shall be required in the event that the Partnership files (or participates in the filing of) a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to such acquisition; and (F) issue Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed pursuant to clause (E). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(j) hereof with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.
     (h) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (i) The Partnership Parties agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the New York Stock Exchange; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder, provided that except as provided in this Section 5 and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including, without limitation, the costs and expenses of their counsel, any transfer taxes on the Units that they may sell. The Partnership agrees to pay to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated an aggregate structuring fee in an amount equal to 0.75% of the gross proceeds from the sale of the Units for providing advice regarding the capital structure of the Partnership, the terms of the offering of the Units, the terms of the Partnership Agreement and the terms of certain other agreements between the Partnership and its affiliates.
     (j) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (k) The Partnership Parties agree to apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the General Partner or the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Andrews Kurth LLP, Richards, Layton & Finger P.A. and Adams and Reese LLP, special counsel for the Partnership, and William B. Mathews, general counsel to the General Partner, to have furnished to the Representatives their respective legal opinions, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibits B-1, B-2, B-3 and B-4 hereto.
     (c) In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the State of Texas, the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the General Partner and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.
     (d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The General Partner shall have furnished to the Representatives a certificate of the officers of the General Partner, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:
     (i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (f) The Representatives shall have received from PricewaterhouseCoopers LLP customary comfort letters dated respectively as of the Execution Time and as of the Closing Date, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (h) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) The Units shall have been approved for listing and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the parties set forth on Schedule IV hereto shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto.
     (l) On the Closing Date, the Partnership shall have furnished to the Representatives evidence satisfactory to the Representatives that the payment of at least $58.6 million of the principal amount outstanding under the Existing Credit Facility has occurred or will occur as of the Closing Date.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the

Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 717 Texas Avenue, Suite 1600, Houston, TX 77002, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
          8. Indemnification and Contribution. (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agent and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (i) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (A) in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or (B) in any materials or information that does not constitute an Issuer Free Writing Prospectus and that is provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim by a governmental agency or body, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the prior written consent of the Partnership Parties, and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Underwriter, subject to the limitations set forth in Section 8(c)), reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim by a governmental agency or body, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information furnished to the Partnership Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids and the information regarding the limitations on sales to discretionary accounts in the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as permitted by and pursuant to the terms of this Agreement (each a “Request”), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the Request, (ii) such indemnifying party shall have received written notice of the terms of such settlement not less than 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such Request prior to the date of such settlement.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Partnership Parties who shall have signed the Registration Statement and each director of any of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the

Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus, the Disclosure Package or the Prospectus (exclusive of any supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department and confirmed to ECM Legal; or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to American Midstream Partners, LP, 1614 15th Street Suite 300, Denver, CO 80202, Attention: General Counsel (fax no. (720) 457-6040).
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No fiduciary duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or that any of the Underwriters owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.
          15. Research Analyst Independence. Each of the Partnership Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
          17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          18. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Bamagas Agreements” shall mean the (i) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended, and (ii) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
          “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its general partner

By: Name:	/s/ Brian F. Bierbach Brian F. Bierbach
Title:	President and Chief Executive Officer

AMERICAN MIDSTREAM GP, LLC

By: Name:	/s/ Brian F. Bierbach Brian F. Bierbach
Title:	President and Chief Executive Officer

AMERICAN MIDSTREAM, LLC

By: Name:	/s/ Brian F. Bierbach Brian F. Bierbach
Title:	President and Chief Executive Officer
Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Casey Name: Michael Casey
Title: Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Steve Almrud Name: Steve Almrud
Title: Managing Director
For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.
Signature Page to Underwriting Agreement

SCHEDULE I

Number of Firm
Units to be
Underwriters	Purchased
Citigroup Global Markets Inc.	1,218,753
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,218,753
Barclays Capital Inc.	437,498
Raymond James & Associates, Inc.	437,498
Wells Fargo Securities, LLC	437,498
Total	3,750,000

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package
None

SCHEDULE III-A
Schedule of Delaware LLC Subsidiaries of the Operating Company
•	American Midstream (Bamagas Intrastate), LLC, a Delaware limited liability company

•	American Midstream (Mississippi), LLC, a Delaware limited liability company

•	American Midstream (SIGCO Intrastate), LLC, a Delaware limited liability company

•	American Midstream (Louisiana Intrastate), LLC, a Delaware limited liability company

•	American Midstream Onshore Pipelines, LLC, a Delaware limited liability company

•	American Midstream (Midla), LLC, a Delaware limited liability company

•	American Midstream Marketing, LLC, a Delaware limited liability company

•	Mid Louisiana Gas Transmission, LLC, a Delaware limited liability company

SCHEDULE III-B
Schedule of Alabama LLC Subsidiaries of the Operating Company
•	American Midstream (AlaTenn), LLC, an Alabama limited liability company

•	American Midstream (Alabama Gathering), LLC, an Alabama limited liability company

•	American Midstream (Alabama Intrastate), LLC, an Alabama limited liability company

•	American Midstream (Tennessee River), LLC, an Alabama limited liability company

SCHEDULE III-C
Schedule of LP Subsidiaries of the Operating Company
•	American Midstream Offshore (Seacrest), LP, a Texas limited partnership

SCHEDULE IV
Parties to Deliver Lock-up Letters
AIM Midstream Holdings, LLC
Robert B. Hellman
Brian F. Bierbach
Sandra M. Flower
John J. Connor II
Marty W. Patterson
Matthew P. Carbone
Edward O. Diffendal
David L. Page
L. Kent Moore
Gerald A. Tywoniuk

SCHEDULE V
Significant Subsidiaries
American Midstream (Bamagas Intrastate), LLC
American Midstream, LLC
American Midstream (Midla), LLC
American Midstream (Alatenn), LLC
American Midstream Offshore (Seacrest), LP
American Midstream (Louisiana Intrastate), LLC
American Midstream (Mississippi), LLC

Exhibit A
[Letterhead of officer, director or major shareholder of
American Midstream GP, LLC]
American Midstream Partners, LP
Public Offering of Common Units
     [•], 2011
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), American Midstream GP, LLC, a Delaware limited liability company, and American Midstream, LLC, a Delaware limited liability company, and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days (the “Lock-Up Period”) after the date of the Underwriting Agreement, other than Common Units transferred (i) to an affiliate or (ii) as bona fide gifts; provided that in the case of any such transfer (A) each transferee or donee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of

Common Units, shall be required or voluntarily made during the restricted period referred to above.
          If (i) the Partnership issues an earnings release or announces material news, or a material event relating to the Partnership occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless the Representatives waive, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or major stockholder]
[Name and address of officer, director or major stockholder]

Exhibit B-1
Form of Andrews Kurth LLP Opinion
          Andrews Kurth LLP, counsel for the Partnership, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     1. Each of the Partnership Parties, the Delaware LLC Subsidiaries and the LP Subsidiary has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, with full limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and in the case of the General Partner, to act as the general partner of the Partnership, in each case as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A to such counsel’s opinion;
     2. AIM Midstream Holdings owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and AIM Midstream Holdings owns such membership interests free and clear of all Liens (A) other than those created or arising under the General Partner Agreement or applicable securities laws, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AIM Midstream Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;
     3. The General Partner is the record holder of a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens (A) except for those Liens securing obligations under the Existing Credit Agreement, (B) other than those created or arising under the Partnership Agreement, (C) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (D) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;
     4. AIM Midstream Holdings is the record holder of all of the Sponsor Units and the General Partner is the record holder of all of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-

assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and AIM Midstream Holdings is the record holder of the Sponsor Units and the General Partner is the record holder of the Incentive Distribution Rights, in each case free and clear of all Liens (A) except for those Liens securing obligations under the Existing Credit Agreement, (B) other than those created or arising under the Partnership Agreement or applicable securities laws, (C) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AIM Midstream Holdings or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (D) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act;
     5. The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly authorized and validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act). Upon the closing of the transactions contemplated by this Agreement, other than the Sponsor Units, the Incentive Distribution Rights and the Common Units held by the LTIP Participants, the Units are the only limited partner interests in the Partnership issued and outstanding;
     6. The Partnership owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and are fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (A) except for those Liens securing obligations under the Existing Credit Agreement, (B) other than those created or arising under the Operating Company Operating Agreement, (C) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (D) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act;
     7. The Operating Company owns, directly or indirectly, 100% of the membership interests, general partner interest or limited partner interests, as applicable, in each of the Delaware LLC Subsidiaries and the LP Subsidiary; such equity interests (excluding the general partner interest in LP Subsidiary) have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Delaware LLC Subsidiaries and the LP Subsidiary and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and Section 153.210 of the Texas Business Organizations Code); the general partner interest in the LP Subsidiary has been duly authorized and validly issued in accordance with the A&R Seacrest LP Agreement; and the Operating Company owns, directly or indirectly, such equity interests free and clear of all Liens (A) except for those Liens securing obligations under the Existing Credit Agreement, (B) other than restrictions on transfer under such Organizational Documents, (C) in respect of which a financing statement under the

Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (D) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and the Texas Business Organizations Code;
     8. Except as described in the Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement or the unitholder agreements with the LTIP Participants, there are no (A) preemptive rights or other rights to subscribe for or to purchase, or restrictions upon the voting or transfer of, any equity interests in the General Partner or the Partnership or (B) outstanding options or warrants to purchase any securities of the General Partner or the Partnership. Except for such rights that have been waived or complied with, to such counsel’s knowledge, none of the filing of the Registration Statement, the consummation of the transactions (including the Transactions) contemplated by this Agreement, or the offering or sale of the Units contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership;
     9. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. Each of the Partnership Parties has all requisite limited partnership and limited liability company power and authority, as the case may be, to execute and deliver this Agreement and to perform its respective obligations hereunder. All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement has been validly taken;
     10. The Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions” and “Description of the Common Units” in the Disclosure Package and the Prospectus;
     11. The statements included in the Preliminary Prospectus and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Safety and Maintenance,” “Business—Regulation of Operations” and “Business—Environmental Matters,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute fair summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects;
     12. This Agreement has been duly authorized and validly executed and delivered by the Partnership Parties;

     13. The General Partner Agreement has been duly authorized by AIM Midstream Holdings, the Partnership Agreement has been duly authorized by the General Partner and the Operating Company Operating Agreement has been duly authorized by the General Partner; the New Credit Agreement has been duly authorized and validly executed and delivered by the Partnership Parties party thereto;
     14. The A&R Seacrest LP Agreement and the New Credit Agreement are each valid and legally binding agreement of the Partnership Entities party thereto, enforceable against such parties in accordance with its terms;
     15. None of the Partnership Parties is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;
     16. No material permit, consent, approval, authorization or order of, or registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, applicable laws of the State of New York (with respect only to clauses (iii) and (iv) of this paragraph) or applicable laws of the United States of America is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (iii) the execution and delivery of this Agreement by the Partnership Parties and (iv) the consummation of the transactions (including the Transactions) contemplated under this Agreement, except for (A) such as have been obtained under the Act (as to which such counsel expresses no opinion), (B) such as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Disclosure Package and the Prospectus (as to which such counsel expresses no opinion), or (C) such others that have been obtained or taken and are in full force and effect;
     17. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement (A) constitutes or will constitute a violation of, the Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, applicable laws of the State of New York (only with respect to clauses (ii) and (iii) of this paragraph) or applicable laws of the United States of America or (D) results or will result in the creation or imposition of any Lien (other than Liens created pursuant to the New Credit Agreement) upon any property or assets of the Partnership Parties, the Delaware LLC Subsidiaries or the LP Subsidiary;
     18. The opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them; and

     19. Each of the Registration Statement, as of the Effective Date and the Closing Date, the most recent Preliminary Prospectus, as of its date and the Closing Date, and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations; provided, however that such counsel shall not be required to express an opinion, statement or belief with respect to (A) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or (B) any other financial or accounting data included in, or excluded from, the Registration Statement, any Preliminary Prospectus, the Prospectus or the Disclosure Package.
          In addition, such counsel shall state they have participated in conferences with officers and other representatives of the Partnership Parties, the independent registered public accounting firm for the General Partner and the Partnership, Underwriters’ counsel and representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in opinions 10 and 11 above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Parties and their subsidiaries):
               (a) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized; and
               (b) we have not become aware of any legal or governmental proceedings pending or threatened to which any of the Partnership Parties is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Prospectus or the Prospectus, and are not so described; and
               (c) furthermore, no facts have come to the attention of such counsel that have led them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of 4:00 P.M. eastern time on July 26, 2011 (which such counsel was informed was at a time prior to the time of first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express an opinion, statement or belief with respect to (A) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data included in, or excluded from, the Registration Statement, any Preliminary Prospectus, the

Prospectus or the Disclosure Package and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Exhibit B-2
Form of Richards, Layton & Finger, P.A. Opinion
          Richards, Layton & Finger, P.A., special counsel to the Partnership, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that the limited partnership agreement or limited liability company agreement, as the case may be, of the Partnership Parties and each Delaware LLC Subsidiary constitutes a valid and binding agreement of parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

Exhibit B-3
Form of Adams & Reese Opinion
     Adams & Reese LLP, counsel for the Partnership, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     1. Each Alabama LLC Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Alabama.
     2. Each Alabama LLC Subsidiary is qualified as a foreign limited liability company to transact business in the jurisdictions set forth opposite its name on a schedule attached to such counsel’s opinion.
     3. Each Alabama LLC Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.
     4. Under the laws of the State of Alabama, the limited liability agreement or operating agreement, as the case may be, of each Alabama LLC Subsidiary constitutes the valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.
     5. The execution and delivery by the Partnership Parties of this Agreement do not, and if the Partnership Parties were now to perform their agreements in this Agreement, such performance would not:
a.	violate the applicable Organizational Documents of each Alabama LLC Subsidiary;

b.	violate the Alabama Limited Liability Company Law (Ala. Code §10A-5-1.01 et seq.);

c.	result in any breach of, or constitute a default under any applicable contract of such Alabama LLC Subsidiary; or

d.	result in the creation or imposition of a Lien upon any of the properties or assets of the Alabama LLC Subsidiaries pursuant to any applicable contract, which violations, breaches, defaults or Liens, in the case of clauses (b), (c) or (d) would be reasonably expected to have a Material Adverse Effect.
     6. (a) The authorized, issued and outstanding equity interest of AlaTenn consists of ________ (the “AlaTenn Equity Interest”). All of the AlaTenn Equity Interest has been validly issued in accordance with the AlaTenn Organizational Documents and is fully paid (to the extent required by the AlaTenn Organizational Documents) and non-assessable. The Operating Company is the record owner of the AlaTenn Equity Interest.

          (b) The authorized, issued and outstanding equity interest of Alabama Gathering consists of ________ (the “Alabama Gathering Equity Interest”). All of the Alabama Gathering Equity Interest has been validly issued in accordance with the Alabama Gathering Organizational Documents and is fully paid (to the extent required by the Alabama Gathering Organizational Documents) and non-assessable. The Operating Company is the record owner of the Alabama Gathering Equity Interest.
          (c) The authorized, issued and outstanding equity interest of Alabama Intrastate consists of ________ (the “Alabama Intrastate Equity Interest”). All of the Alabama Intrastate Equity Interest has been validly issued in accordance with the Alabama Intrastate Organizational Documents and is fully paid (to the extent required by the Alabama Intrastate Organizational Documents) and non-assessable. The Operating Company is the record owner of the Alabama Intrastate Equity Interest.
          (d) The authorized, issued and outstanding equity interest of Tennessee River consists of ________ (the “Tennessee River Equity Interest”). All of the Tennessee River Equity Interest has been validly issued in accordance with the Tennessee River Organizational Documents and is fully paid (to the extent required by the Tennessee River Organizational Documents) and non-assessable. The Operating Company is the record owner of the Tennessee River Equity Interest.

Exhibit B-4
Form of General Counsel Opinion
     William B. Matthews, Vice President of Legal Affairs and General Counsel of the General Partner, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     1. There is no pending or, to such counsel’s knowledge, after due inquiry, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or their property of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Preliminary Prospectus, the Disclosure Package and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required; and
     2. The statements included in the Preliminary Prospectus and the Prospectus under the heading “Business — Legal Proceedings,” fairly summarize the matters therein described.